Exhibit 21.1
Subsidiaries of the Registrant
as of December 31, 2024

Name of Company	State of Organization
Columbia Care - Arizona, Tempe, L.L.C.	Arizona
Columbia Care-Arizona, Prescott, L.L.C.	Arizona
Access Bryant SPC	California
CA Care LLC	California
CC CA Realty LLC	California
CC California LLC	California
Focused Health LLC	California
Mission Bay, LLC	California
PHC Facilities, Inc.	California
Resource Referral Services, Inc.	California
The Healing Center Of San Diego	California
The Wellness Earth Energy Dispensary, Inc.	California
Beacon Holdings, LLC	Colorado
Columbia Care Thornton LLC	Colorado
Dellock Digital, LLC	Colorado
Future Vision Brain Bank, LLC	Colorado
Futurevision, Ltd.	Colorado
High Rise Media, LLC	Colorado
Infuzionz, LLC	Colorado
MJ Brain Bank, LLC	Colorado

Rocky Mountain Tillage, LLC	Colorado
TGS Colorado Management, LLC	Colorado
TGS Global, LLC	Colorado
The Green Solution, LLC	Colorado
The Launch Pad LLC	Colorado
Avum, LLC	Delaware
Apelles Realty, LLC	Delaware
Bist Merch LLC	Delaware
Capital City Care LLC	Delaware
Capital City Cultivation LLC	Delaware
CC Procurement LLC	Delaware
CC VA HoldCo LLC	Delaware
Col. Care (Delaware) LLC	Delaware
Columbia Care - Arizona, Prescott DE, L.L.C.	Delaware
Columbia Care - Arizona, Tempe DE, L.L.C.	Delaware
Columbia Care CO Inc.	Delaware
Columbia Care DC LLC	Delaware
Columbia Care DE Management, LLC	Delaware
Columbia Care DE Realty LLC	Delaware
Columbia Care Delaware, LLC	Delaware
Columbia Care Illinois LLC	Delaware
Columbia Care International HoldCo LLC	Delaware
Columbia Care LLC	Delaware
Columbia Care Maine Holding Company LLC	Delaware

Columbia Care Maryland LLC	Delaware
Columbia Care Partners LLC	Delaware
Columbia Care PR LLC	Delaware
Columbia Care-Arizona LLC	Delaware
Equity Health Partners DE LLC	Delaware
Green Leaf Medical, LLC	Delaware
La Yerba Buena LLC	Delaware
Oveom LLC	Delaware
Peach Blossom Partners LLC	Delaware
Tetra FinCo LLC	Delaware
Tetra Holdings LLC	Delaware
Tetra OpCo LLC	Delaware
Columbia Care CA LLC	Delaware
VF DC Realty, LLC	Delaware
The Supergroup Creative Omnimedia, Inc.	Georgia
Curative Health Cultivation LLC	Illinois
Curative Health LLC	Illinois
The Green Room Social Equity Partners LLC	Illinois
Columbia Care Adopt-A-Family Corp.	Massachusetts
Patriot Care Corp.	Massachusetts
Columbia Care MD, LLC	Maryland
Green Leaf Extracts, LLC	Maryland
Green Leaf Management, LLC	Maryland
Time For Healing, LLC	Maryland

Wellness Institute Of Maryland, LLC	Maryland
Columbia Care ME LLC	Maine
Columbia Care Michigan LLC	Michigan
Columbia Care MO LLC	Missouri
Columbia Care New Jersey LLC	New Jersey
Columbia Care NJ Realty LLC	New Jersey
Columbia Care NM LLC	New Mexico
CC Logistics Services LLC	New York
Columbia Care Industrial Hemp LLC	New York
Columbia Care NY LLC	New York
Columbia Care NY Realty LLC	New York
Columbia Care NY RO LLC	New York
Cannascend Alternative Logan, L.L.C.	Ohio
Cannascend Alternative, LLC	Ohio
CC OH Realty LLC	Ohio
Columbia Care OH LLC	Ohio
Corsa Verde LLC	Ohio
Green Leaf Medical of Ohio II, LLC	Ohio
Green Leaf Medical of Ohio III, LLC	Ohio
CC PA Realty LLC	Pennsylvania
CCPA Industrial Hemp LLC	Pennsylvania
Columbia Care Pennsylvania LLC	Pennsylvania
Green Leaf Medicals LLC	Pennsylvania
Columbia Care Puerto Rico LLC	Puerto Rico

Columbia Care UT LLC	Utah
Green Leaf Medical Of Virginia, LLC	Virginia
Columbia Care WV Industrial Hemp LLC	West Virginia
Columbia Care WV LLC	West Virginia
VentureForth Holdings LLC	Washington, D.C.
VentureForth LLC	Washington, D.C.
Columbia Care UK Ltd	United Kingdom